                                                                  Exhibit 10-k-1

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                            UNDER 17 C.F.R. SECTIONS 200.80(b) (4) AND 240.24b-2
[UMC LOGO]


                    CAPACITY & RESERVATION DEPOSIT AGREEMENT

This Capacity & Reservation Deposit Agreement (together with its Exhibits, the "Agreement") is entered into as of March 20th, 2000 ("the Effective Date") by and between Conexant Systems, Inc., a company incorporated in Delaware "Conexant"); and UMC Group (USA) for foundry services to be performed by United Microelectronics Corporation ("UMC").

1.           DEFINITIONS

1.1 "Agreement Period" means the time period commencing April 1, 2000 and ending twelve (12) calendar quarters thereafter or upon termination of this Agreement, whichever comes first.

1.2 "Foundry Products" and/or "Products" means those integrated circuits designed and/or licensed by Conexant which UMC manufactures for Conexant under this Agreement.

1.3 "Existing Agreements" means the written agreements, if any, existing between UMC and Conexant as of the Effective Date.

1.4 "Allocated Production Capacity" means commercial production capacity in UMC facilities with the agreed upon technology feature sizes and in quantities designated as 8-inch equivalent wafer outs during the quarter involved. The specific technology and quantities for Allocated Production Capacity shall be as stated in the attached EXHIBIT A (as may be updated in writing by mutual agreement during the Agreement Period). In the absence of a written agreement to the contrary, and except for excess capacity provided pursuant to paragraph 2.2 below, capacity pursuant to this Agreement shall be generally linear, without abrupt changes from month to month and with no bunching or clumping of quantities or orders.

1.5          "Wafers" shall mean Products in wafer form.

2.           PRODUCTION OF FOUNDRY PRODUCT

2.1 Subject to the terms of this Agreement and for those months in the ten calendar quarters starting 2Q '00 and finishing at the end of 3Q '02 (shown in EXHIBIT A), Conexant will have the right of first refusal for Allocated Production Capacity to be furnished pursuant to UMC's Standard Terms and Conditions as described in EXHIBIT D, and subject to the

                                     -1/8-

             Side Letter also attached as EXHIBIT D, in the amounts shown in EXHIBIT A, provided that Conexant must issue binding purchase orders four weeks plus the agreed cycle time prior to wafer out and comply with UMC's forecasting requirements, below. The capacity commitment outlines in EXHIBIT A is based on Conexant's baseline processes listed in EXHIBIT A. In the event that Conexant requests that UMC allocate any portion of the Allocated Production Capacity to products to be manufactured by a process identical to a baseline process except for the number of metal layers involved, UMC may, at UMC's option, if UMC cannot accommodate such requests for capacity in such nonconforming process without suffering commercially nontrivial adverse impact, apply the process mix conversion factors outlined in EXHIBIT A to adjust the Allocated Production Capacity downwards as to such portion.

2.1.1 Within the first seven calendar days of each month of such ten quarters, Conexant will provide to UMC by facsimile or other electronic communication a written rolling delivery forecast of its wafer outs requirements from UMC's facilities for the next six full calendar months (each a "Conexant Forecast").

2.1.1.1 Each such Conexant Forecast shall show the quantity of wafer outs and the specific technology and/or process for the wafers listed. Conexant shall make good faith efforts to ensure that all such Conexant Forecasts are reasonable estimates of its anticipated needs. Subject to this obligation, and except as expressly stated in this Agreement, all such Conexant Forecasts (and any responses to them) will be for planning purposes only, and will not create any obligation to purchase and/or sell.

2.1.1.1.1 Although Conexant shall not be bound to purchase the amounts described in the Conexant Forecasts:

             (a) In the event any quarter's actual usage (based on properly submitted purchase orders) is less than [***] of the total Allocated Production Capacity for such quarter, (i) UMC reserves the right to lower the allocation for the next two quarters at the same proportionate rate, and (ii) no such adjustment shall result in or permit any change in the Deposit amount described below, and (iii) provided that Conexant has utilized the entirety of the lowered allocation for the intervening months as described in (i) of this paragraph, Conexant's capacity allocation will again be built back up/increased to its pre-readjusted level at a rate not-to exceed [***] wafers per quarter until it reaches the Allocated Production Capacity.

             (b) In the event Conexant fails to properly place a purchase order per section 2.1 above, and if UMC notifies Conexant of such non-receipt and such purchase order is not received within 2 business days of such notification, then UMC will be released from any and all capacity commitments under this Agreement for the month involved in the missed order.

                                     -2/8-

2.2 Notwithstanding anything to the contrary, UMC will have no obligation under this Agreement to provide foundry services or to offer capacity beyond that stated in this Agreement to Conexant, nor shall UMC be liable in any manner for any capacity shortfall, where any such shortfall is attributable in whole or in part to UMC's agreeing to place Wafers on hold, cancellations, rescheduling, or other accommodations made to Conexant by UMC. The capacity guarantees and other promises made under this Agreement are personal to Conexant, and are nontransferable and nonassignable. Conexant may exercise rights under this Agreement solely for Products, and not for the purpose of offering or providing foundry capacity to others. Notwithstanding the foregoing, to the extent that additional capacity becomes available to UMC (whether through expansion of UMC capacity in excess of demand or through shortfalls in demand), in appropriate technologies for Conexant's needs, UMC shall offer Conexant a right of first refusal as to such capacity. Notification of such availability, and order placement terms with respect to such capacity, will be provided as early as is practicable by electronic mail to an address designated by Conexant specifically for such purpose, and Conexant shall have five business days from the transmission of such electronic mail to notify UMC of its binding acceptance of all or a portion of such additional capacity. If no such acceptance is received within such time, Conexant's right to such excess capacity shall terminate. Among the terms provided by UMC shall be a date certain by which a purchase order must be submitted to confirm acceptance of such additional capacity. Utilization of excess capacity provided pursuant to this paragraph
             2.2 shall not earn credits nor shall such excess capacity be considered part of the Allocated Production Capacity provided under this Agreement for any purposes of this Agreement.

2.3 Products shall be manufactured initially at a wafer fabrication facility to be mutually agreed upon by the parties. Production may be relocated, in whole or in part, to, and additional products started at other UMC facilities by mutual agreement.

2.4 UMC shall perform wafer sort for a minimum of 50% of wafer output during each calendar month.

2.4.1 UMC may use internal resources or outside contractors, or both, to perform wafer sort. External contractors may be used, provided they meet: (a)- UMC's wafer sort subcontractor qualification criteria and (b)- the same wafer sort quality and performance specifications that Conexant requires of UMC.

2.4.2        Tester configuration and roadmap shall be as agreed in writing.

2.4.3        Wafer sort price TBD.

2.4.4 UMC's responsibilities for wafer sort shall be subject to Conexant providing UMC with sufficient technical and engineering resources and support to enable UMC to, with commercially reasonable efforts, transfer, debug, and qualify products on the testers specified by Conexant prior to the commencement of volume production.

                                     -3/8-

2.5 The parties recognize that there are device layout and electrical target (collectively, "Device Target") differences between UMC's standard 0.18um process and Conexant's 0.18um process.

2.5.1 UMC and Conexant will work together to accommodate device layout and electrical differences necessitated by the differences between the parties' respective 0.18um processes, including but not limited to identifying mutually acceptable Device Targets.

2.5.2 In the event UMC and Conexant are unable to agree on mutually acceptable final Device Targets and other parameters for Conexant's products to be manufactured by UMC, each party's obligations under this Agreement shall terminate, provided however that, within ten days of the end of the first full calendar month following such termination, any interest or credits earned by Conexant as of such dates shall be paid; any remaining deposit shall be refunded; all then-binding purchase orders other than for 0.18um Product shall be filled and invoices therefor paid; and all remaining Allocated Production Capacity shall be released.

3.           DEPOSIT AND CREDITS

3.1 Within 2 weeks of the Effective Date, Conexant will send a total sum of [***] ("the Deposit") by wire transfer to an account to be designated by UMC in writing. UMC shall confirm receipt of such funds within two banking days of actual receipt ("the Receipt Date"). As shown in more detail in Exhibit C, the amount of this Deposit is equal to [***].

3.2 Subject to the terms of this Agreement, in each quarter shown in Exhibit A, Conexant may receive [***], as a credit, provided that Conexant will not be entitled to any such credit for quantities (and/or prices) in excess of that shown on Exhibits A and C for the quarter involved. In the event that Wafers incorporate additional metal layers over the base amount indicated in Exhibit A, and if UMC exercises its option to reduce Conexant's capacity allotment accordingly, the credits for Wafers incorporating additional metal layers shall be adjusted to compensate for the resulting reduction in total number of Wafers. The credits so accrued shall be paid to Conexant [***]. To the extent that any amounts have accrued but not been paid at the termination of this Agreement, such accrued credits shall be tendered within 30 days of such termination. All amounts paid or credited to Conexant under this paragraph shall be deducted from the Deposit when they are paid or credited, and the remaining amounts of the Deposit shall then be the "Remaining Deposit."

3.3 To the extent that Conexant fails to order the quantities shown in Exhibit A for any quarter involved, Conexant will be allowed to receive credits (up to the maximum amount of the Remaining Deposit) against wafer purchases at the rate of [***]. The maximum cumulative credit under this Agreement shall be the total amount of the Deposit, and the maximum cumulative credit under this Agreement for deliveries during the final two

                                     -4/8-
             quarters of the Agreement Period shall be the Remaining Deposit as of the end of the final quarter of the profile in Exhibit A. During each of the final two quarters of the Agreement Period, UMC shall ensure that capacity is made available to Conexant to accommodate properly forecast and submitted purchase orders for quantities up to the lesser of one half of (1) the remaining unused amount of the Allocated Production Capacity or (2) the amount of Allocated Production Capacity utilized hereunder during the tenth quarter of the Agreement Period.

3.4 To the extent that any amount of the Deposit and/or Remaining Deposit has not been credited against Product delivered prior to the end of the Agreement Period, all such amounts shall be released to UMC, and Conexant shall have no rights thereto.

3.5 UMC shall have no obligation to hold the Deposit or Remaining Deposit (or their proceeds) in trust or in any segregated account, or otherwise on Conexant's behalf. UMC has no obligation to account to Conexant for such funds in any manner, and UMC shall not have any duty with respect to such funds, except as expressly provided in this Agreement. Notwithstanding the foregoing, on each anniversary of the Receipt Date, for the term of this Agreement, UMC will issue a credit memo equal to [***]. If the Deposit is reduced to zero during the term of this Agreement, a final credit memo will be issued within 30 days of such event.

3.6 The payments provided for in this Agreement include all applicable taxes, if any. If any taxes (including without limitation, withholding taxes) are imposed on payments by UMC to Conexant hereunder, UMC may either deduct such taxes from payments made to Conexant, have Conexant directly pay such taxes, or have Conexant reimburse UMC for taxes paid by UMC. The parties agree to commercially reasonable efforts to cooperate to reduce the tax burden on each party.

4.           PRICING & TERMS

4.1 The parties agree to the Not-To-Exceed (NTE) pricing (exclusive of wafer sort charge) in EXHIBIT B.

4.1.1 For all Wafer outs at 0.25um in any given quarter in excess of the Allocated Production Capacity for such feature size for such quarter (e.g., as a result of Conexant's ordering additional quantities pursuant to Section 2.2 above), the price shall be discounted by [***] per each such additional Wafer.

4.2 All Wafer purchases and services performed under this Agreement shall be subject to UMC's Standard Terms and Conditions, unless otherwise agreed in writing.

4.3 Within sixty (60) days of the Effective Date or any mutually agreed extension thereto ("the Period"), the parties shall enter a foundry agreement which shall replace UMC's Standard Terms and Conditions (as modified by Side Letter) as described in Section 2.1 above. Failure to conclude good faith negotiations of the foundry agreement within the

                                     -5/8-

             Period shall establish grounds to terminate this Agreement for the convenience of either party in accordance with Section 5.2 below. The foundry agreement, if entered, shall be retroactive such that all Product provided hereunder shall be deemed to have been provided pursuant to the terms of the foundry agreement. In the event that the foundry agreement is not entered and neither party elects to terminate this Agreement for convenience, the Standard Terms, as modified by the Side Letter, shall continue to apply to all further orders placed pursuant to this Agreement.

5.           TERM AND TERMINATION

5.1 This Agreement shall remain in effect until the end of the Agreement Period, and may be terminated only as described below. Notwithstanding any expiration, novation, cancellation or termination of this Agreement, and notwithstanding anything to the contrary in the Standard Terms, the nondisclosure agreement attached as EXHIBIT E hereto shall supersede any other nondisclosure agreement which may have been previously entered between the parties hereto, and shall survive and continue in full force and effect unless and until amended or superseded by an instrument in writing of concurrent or subsequent date signed by duly authorized officers of each of the parties.

5.2 Without limiting the foregoing, if any party fails to perform or violates any material obligation under this Agreement, upon thirty
             (30) days' written notice to such defaulting party specifying the default, including a detailed description of the breach as well as any available information reasonably useful and/or necessary to enable a cure (the "Default Notice"), the party affected by such failure and/or violation may terminate this Agreement as to its responsibilities and obligations without liability unless:

             (a) The breach specified in the Default Notice has been cured within the thirty (30) day period, or if the breach is disputed, the amount in dispute is placed in a reasonably secure third party escrow account with a nationally recognized escrow agency pending resolution of the dispute; or

             (b) The default reasonably requires more than thirty (30) days to correct (specifically excluding any failure to pay money), and the defaulting party begins substantial corrective action to remedy the default within such thirty (30) day period and diligently pursues such action, in which event termination shall not be effective unless such corrective action is not completed and the default remedied as of sixty (60) days from the date the defaulting party received the Default Notice.

             (c) In any event and for the duration of any dispute hereunder, both parties shall continue to perform their respective obligations in a timely and professional manner and shall in good faith continue to perform such obligations in accordance with the directions resulting from such dispute resolution.

                                     -6/8-

6.           GENERAL

6.1 This Agreement shall be construed and the legal relations between the parties shall be determined in accordance with the laws of the State of California, U.S.A. without regard to its contracts of laws principles. This Agreement is intended to be fully enforceable according to its terms, and to be a binding obligation of each party, and of their respective successors and assigns.

6.2 The terms of this Agreement are confidential and shall not be disclosed to any third party except:

             (a) to any court or governmental body or agency compelling such disclosure, but only to the extent so compelled; or

             (b) as otherwise may be required by any law and the rules or regulations promulgated under such law.

6.3 This Agreement and its exhibits comprise the entire and only agreement between the parties respecting its subject matter and supersedes and cancels all previous negotiations, agreements, commitments and writings in respect thereto. This Agreement, including its exhibits, may not be amended, supplemented, released, discharged, abandoned, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by duly authorized officers of each of the parties.

7.           DISPUTE RESOLUTION

7.1 UMC and Conexant shall cooperate and attempt in good faith to resolve any and all disputes arising out of and/or relating to any Agreement and/or Products.

7.2 Any disputes relating to and/or arising out of any Agreement and/or goods which cannot be so resolved will be decided exclusively by binding arbitration under procedures which ensure efficient and speedy resolution. The specific procedures concerning such arbitrations shall be pursuant to the Rules for International Arbitrations under the American Arbitration Association. The arbitration shall be conducted in the English language in Santa Clara County, California, if brought by Conexant, and in Orange County, California, if brought by UMC, before a panel of three neutral, independent arbitrators. Notwithstanding anything to the contrary:

7.2.1        the arbitrators will have no power to order discovery;

7.2.2 the arbitrators will follow such procedures and enter such orders and conduct the hearing under conditions which ensure at least the same degree of confidentiality for each party as provided by whatever nondisclosure agreement is in effect between the parties at the time of the arbitration, and which adequately protect the participants from disclosure of highly

                                     -7/8-
             sensitive information to anyone other than the arbitrators and lawyers (or comparable legal representatives) and reasonably necessary expert witnesses and not to persons employed by one or more of the parties nor to competitors of them, and

7.2.3 the arbitrators shall require pre-hearing exchange of documentary evidence to be relied upon by each of the respective parties in their respective cases in chief, and pre-hearing exchange of briefs, witness lists and summaries of expected testimony.

7.3 The arbitrators will make their decision in writing; and their decision will be binding upon the Parties and it may be entered by any court having jurisdiction.

7.4 Notwithstanding anything to the contrary, any party may apply to any court of competent jurisdiction for interim injunctive relief with respect to irreparable harm which cannot be avoided and/or compensated by such arbitration proceedings, without breach of this
             Section 7 and without any abridgment of the powers of the arbitrators.

ACCORDINGLY, each party represents and warrants that the representative signing on their respective behalf is authorized to enter into this Agreement and to bind them to its terms.

UMC GROUP (USA)                             CONEXANT

By: /s/ Jim Kupec                           By: /s/ Terry Ellis
    --------------------------------            --------------------------------

Name: Jim Kupec                             Name: Terry Ellis
      ------------------------------              ------------------------------

Title: President, UMC (USA)                 Title: SVP, Operations
       -----------------------------               -----------------------------

Date: March 17, 2000                        Date: 3/20/2000
      ------------------------------              ------------------------------

EXHIBIT A: Allocated Production Capacity

EXHIBIT B: Not-to-Exceed (NTE) Pricing

EXHIBIT C: Nominal Wafer Price & Deposit Profile

EXHIBIT D: UMC's Standard Terms & Conditions and Confidential Side Letter
           Agreement

EXHIBIT E: UMC's Standard Reciprocal Non-disclosure Agreement (as modified exclusively for Conexant)

                                     -8/8-

                                    EXHIBIT A

                            (Wafer-Outs per quarter)
                          ALLOCATED PRODUCTION CAPACITY

                                      [***]

                                    EXHIBIT B

                           NOT-TO-EXCEED (NTE) PRICING

                                      [***]

                                    EXHIBIT C

                      NOMINAL WAFER PRICE AND DEPOSIT* PROFILE

                                      [***]

                                    EXHIBIT D

    UMC'S STANDARD TERMS & CONDITIONS AND CONFIDENTIAL SIDE LETTER AGREEMENT

                             (ATTACHED - NEXT PAGE)

[Note: This document has been superceded by the Foundry Agreement dated July 27, 2000 filed as Exhibit 10-k-6 to the Annual Report on Form 10-K for the year ended September 30, 2002 of Conexant Systems, Inc.]

                                    EXHIBIT E

               UMC'S STANDARD RECIPROCAL NON-DISCLOSURE AGREEMENT
                     (AS MODIFIED EXCLUSIVELY FOR CONEXANT)

                                               Effective Date: December 31, 1998

To protect confidential information, United Microelectronics Corporation ("UMC") and Conexant Systems, Inc. ("Company") agree:

      1. The obligations imposed by this Reciprocal Non-Disclosure Agreement ("Agreement") shall only apply to information designated as "Confidential" at the time of disclosure ("Confidential Information") as follows:

      (a) Confidential Information must be marked or labeled clearly as "CONFIDENTIAL" or with a similar legend sufficient to notify the receiving party that it is confidential (unless such information is disclosed orally or by demonstration or is otherwise strictly impossible to mark);

      (b) Confidential Information that is impossible to mark must be clearly identified as confidential at the time of disclosure, and summarized in reasonable detail and designated as confidential in a writing delivered to the receiving party within thirty (30) days of first disclosure.

      2. Each party agrees that for a period of five (5) years from the first disclosure pursuant to paragraph 1 above, and notwithstanding this Agreement's termination, expiration or cancellation, it will not disclose to any third party any Confidential Information received from the other party except as expressly agreed upon in writing. No party will use or incorporate any Confidential Information received from the other party for any purpose whatsoever except solely for the evaluation and pursuit of amicable and mutually beneficial business relations between the Company and UMC. Notwithstanding anything to the contrary, to the extent reasonably appropriate in connection with such purpose, disclosure of Confidential Information from the Company may be made (1) between and among UMC and Nippon Foundry, Inc. ("NFI"), on the condition that NFI will be bound as a party to this Agreement; and (2) as may be appropriate for communication with the Company, UMC's and NFI's marketing and customer service offices; and (3) to vendors of mask-making and back-end services requested by the Company, provided that such vendors enter appropriate written nondisclosure agreements to protect Confidential Information. Notwithstanding anything to the contrary, to the extent reasonably appropriate in connection with such purpose, disclosure of Confidential Information from UMC and NFI may be shared with Company's affiliates and, upon terms no less stringent than the terms described herein, with Company's consultants and independent contractors, on the condition that such affiliates, consultants and independent contracts will be bound as parties to this Agreement and Company will be responsible for any breaches of this Agreement by such parties.

      3. Each party shall safeguard all things, documents, and work that embody Confidential Information of the other in areas reasonably restricting access and preventing unauthorized use and/or disclosure. Each party will exercise at least the same degree of care as it uses to protect its own proprietary information, but no less than a reasonable degree of care, to prevent accidental or other loss of any Confidential Information of the other. In the event of any loss, or unauthorized disclosure or use of Confidential Information, the party involved shall immediately notify the other.

      4. Each party understands that the other party may currently or in the future be developing information internally, or receiving information from third parties that may be similar to the Confidential Information. Accordingly, nothing in this Agreement will be construed as a representation or inference that either party will not develop products, or have products developed for it, or enter into joint ventures, alliances, or licensing arrangements that, without violation of this Agreement, compete with the products or systems embodying the Confidential Information. Further, either party shall be free to use for any purpose the "residuals" resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in intangible form, which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. Notwithstanding the above, no license rights under any party's intellectual property rights are granted by implication, estoppel or otherwise by virtue of this paragraph 4. The obligations of this Agreement shall not apply to Confidential Information which the receiving party shows is:

      (a) already in the possession of the receiving party at or before the time of disclosure hereunder as reasonably shown by evidence existing at the time of disclosure; or

      (b) publicly known through no wrongful act of the receiving party (provided that Confidential Information becoming publicly known shall not excuse a prior breach); or

      (c) lawfully received from a third party without obligation of confidence; or

      (d) independently developed by the receiving party or by persons not having access to the Confidential Information; or

      (e) approved for release by written authorization of the disclosing party; or

      (f) disclosed pursuant to the requirement or demand of a lawful governmental or judicial authority, but only to the extent required by operation of law, regulation or court order.

      5. Within thirty (30) days of termination or expiration of this Agreement, or upon written request, the receiving party shall at its option either promptly return to the disclosing party or certify the destruction of all documents and other tangible things reflecting Confidential Information of the disclosing party, together with all copies, extracts, summaries and (except as agreed in writing) other material derived therefrom.

      6. Confidential Information shall remain the property of the disclosing party. Except for furtherance of the purpose as described in paragraph 2 above, and except as provided by paragraph 8 below, nothing in this Agreement (expressly or impliedly) grants any patent, copyright, trademark, mask work, trade secret or other property right with respect to Confidential Information to the receiving party. The parties do not intend that any agency, joint venture or partnership relationship be created between them by this Agreement.

      7. Neither party has an obligation under this Agreement to purchase any item or service from the other or to offer products or processes using or incorporating Confidential Information. Either party may, without using Confidential Information of the other, offer products/processes for sale, modify products/processes, and/or discontinue products/processes. There is no obligation of confidentiality with respect to any information not designated as "Confidential" pursuant to this Agreement.

      8. Notwithstanding anything to the contrary, nothing in this Agreement shall limit or restrict either party from using and/or implementing in the ordinary course of its business any and all processes, recipes, and manufacturing, fabrication, assembly and test techniques, and related improvements ("process technology") provided, derived and/or developed in whole or in part by or on behalf of that party, and neither party shall be limited or restricted by this Agreement with respect to any such process technology unless clearly stated to the contrary in a writing signed by an officer of the party involved identifying the specific information in precise detail.

      9. This Agreement, if executed by the Company in the R.O.C., shall be governed by and construed under the laws of the R.O.C. (and if executed in Europe, the laws of the Netherlands, and if executed elsewhere, the laws of California), without regard to conflicts of laws provisions.

      10. Each party will advise the other in writing if any Confidential Information is subject to applicable export control laws, and upon such written notice, the parties shall not export any such identified information furnished by the other in violation of such export control laws.

      11. There are no understandings, agreements, or representations, express or implied, regarding the parties' obligations with respect to information exchanged between them except as stated above. This Agreement may not be amended, modified or altered except by a writing signed by officers of both parties that makes specific reference to this Agreement and specifically states that it overrides this Agreement.

UMC                                                  COMPANY


By: /s/ Jim Kupec                           By: /s/ Terry Ellis
    -----------------------------------         --------------------------------


Name/Title: Jim Kupec, Pres. UMC (USA)      Name/Title: Terry Ellis/ SVP, OPS.
            ---------------------------                 ------------------------


                                            Executed in (Country): USA
                                                                   -------------